UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2016 (February 18, 2016)

ABBVIE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 18, 2016, the Board of Directors of AbbVie Inc. (the “Company”) approved and adopted Amended and Restated By-laws to implement proxy access.  Article II, Section 2.13 has been added to the By-laws to permit a shareholder, or a group of up to 20 shareholders, owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director nominees constituting up to 25% of the Board, beginning in connection with the Company’s 2017 annual meeting of shareholders, provided that the shareholders and the nominees satisfy the requirements specified in the By-laws.  Article II, Sections 2.8 and 2.10 were also amended for related technical and administrative changes.

The foregoing description of the Company’s By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Exhibit
3.1	Amended and Restated By-laws of AbbVie Inc. adopted on February 18, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: February 22, 2016	By:	/s/ Laura J. Schumacher
Name: Laura J. Schumacher
Title: Executive Vice President, External Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit
3.1	Amended and Restated By-laws of AbbVie Inc. adopted on February 18, 2016